UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 10, 2010

CRANE CO.

(Exact name of registrant as specified in its charter)

DELAWARE

(State or other jurisdiction

of incorporation)

1-1657	13-1952290
(Commission File Number)	(IRS Employer Identification No.)

100 First Stamford Place, Stamford, CT	06902
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 363-7300

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THIS REPORT

SECTION 8 – OTHER EVENTS

ITEM 8.01	Other Events

On December 10, 2010, Crane Co. issued a press release announcing that it has completed the previously announced purchase of Money Controls Limited from CA-MC Acquisition Co. The purchase price was $92.5 million on a cash-free and debt-free basis, subject to adjustments for changes in certain working capital amounts. Located near Manchester, England and employing 350 people globally, Money Controls is a leading producer of a broad range of payment systems and associated products for the gaming, amusement, transportation, and retail markets. The Money Controls product lines include coin hoppers, coin acceptors and bill validators. Money Controls’ 2010 sales are estimated to be approximately $62 million. A copy of the press release is attached as Exhibit 99.1.

Section 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01	Financial Statements and Exhibits.

(a)	None

(b)	None

(c)	None

(d)	Exhibits

99.1	Press Release dated December 10, 2010, issued by Crane Co.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRANE CO.

Dated: December 10, 2010

	By:	/s/ Andrew L. Krawitt
Andrew L. Krawitt Vice President, Treasurer
Principal Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated December 10, 2010, issued by Crane Co.

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